                                                                    Exhibit 99.1

NationalCity(R)                                        National City Corporation
                                                            Post Office Box 5756
                                                        Cleveland, OH 44101-0756
                                                                    216-222-2000

                                                                    NEWS RELEASE

FOR MORE INFORMATION CONTACT:

     Betsy Figgie                                          Doug Draper
     Investor Relations                                    Media Relations
     (216) 222-9849                                        (216) 222-2929


     www.nationalcity.com                                 FOR IMMEDIATE RELEASE
     --------------------


                 NATIONAL CITY REPORTS RECORD QUARTERLY EARNINGS
                 -----------------------------------------------

        - FIRST QUARTER NET INCOME $497 MILLION; HIGHEST EVER

        - EARNINGS PER SHARE $.81, UP 11% OVER FIRST QUARTER 2002

        - STRONG CORE DEPOSIT, CONSUMER LOAN, AND MORTGAGE RESULTS

         CLEVELAND, April 16, 2003--National City Corporation (NYSE: NCC) today reported first quarter 2003 net income of $497 million, or $.81 per diluted share, up 11% from $.73 per diluted share for first quarter 2002. Returns on average common equity and assets were 23.4% and 1.73%, respectively.

CHAIRMAN'S COMMENTS

          Chairman and CEO David A. Daberko commented, "The first quarter results reflect another strong quarter in consumer lending, particularly mortgage banking. This exceptional performance more than offset the effects of unusual expenses and other charges. On a fundamental basis, we continued to make solid progress across our core businesses, especially retail, adding new accounts and customer relationships and gaining market share. At the same time, the economy has remained sluggish, with the result that commercial loan demand has been weak and credit quality has

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

                                      -2-

improved more slowly than originally anticipated. Taking all of these trends into account and given the strong first quarter results, we would expect to exceed consensus earnings estimates for 2003, recently in the $2.60 area, by a comfortable margin."

NET INTEREST INCOME AND MARGIN

         Tax-equivalent net interest income was $1.1 billion for the first quarter, up 9% from 2002's first quarter, and net interest margin was 4.21%, versus 4.36% in 2002. The lower margin was due to reduced asset yields and narrower spreads on deposits, reflecting the ongoing effect of lower market interest rates. The narrower margin was more than offset by growth in earning assets driven mainly by strong mortgage originations, resulting in increased net interest income.

LOAN AND DEPOSIT GROWTH

         Average portfolio loans were up 8% in the first quarter over 2002's first quarter, and up 3% over the fourth quarter, as consumer-related volumes, particularly mortgage and home equity, remained strong. Commercial loan activity in general remained sluggish. Average core deposits, excluding mortgage banking escrow balances, were up 9% in the first quarter over the prior year first quarter, and up 4% on an annualized basis from the fourth quarter, continuing a sequential quarterly growth trend that began in the fourth quarter of 2000. The growth has been aided by new products, such as free checking, and by demonstrable improvements in service quality and customer satisfaction, leading to greater net retention.

FEES AND OTHER INCOME

         Fees and other income for the first quarter of 2003 were $866 million, up 25% from the first quarter of 2002 and 26% from the fourth quarter, primarily due to growth in mortgage banking revenue. Mortgage production and sales continued at very high levels as low interest rates fueled mortgage demand, especially refinancing. Successful hedging strategies protected the value of


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                                      -3-

mortgage servicing assets and produced incremental gains. Deposit service charges and other banking service fees remained strong, while processing revenue and asset management fees declined.

NONINTEREST EXPENSE

         Noninterest expense was $1.0 billion for the first quarter, and included several unusual charges. Severance and related costs amounting to approximately $71 million were incurred in the first quarter as the result of cost-reduction initiatives, including a voluntary early retirement program and position eliminations across various business units. The effect of these initiatives is expected to reduce annual overhead costs by over $200 million when fully implemented, with around $100 million to be realized in 2003. Charges of $25 million and $17 million were also recorded to recognize estimated impairment in automobile and aircraft lease residual values, respectively. In addition, strong mortgage originations resulted in higher incentive compensation payments.

CREDIT QUALITY

         The loan loss provision for the first quarter was $200 million, exceeding net charge-offs of $170 million. At March 31, 2003, the allowance for loan losses stood at $1.1 billion, or 1.51% of portfolio loans. Nonperforming assets were $822 million, compared to $817 million at December 31, 2002 and $716 million at March 31, 2002, and included $113 million of residential real estate received in foreclosure, up from $112 million at year end and $62 million a year ago.

BALANCE SHEET

         At March 31, 2003, total assets were $117.5 billion, and stockholders' equity was $8.6 billion. Equity as a percentage of assets was 7.31%, and tangible common equity as a percentage of tangible assets was 6.39%, up from 7.03% and 6.11%, respectively, at December 31, 2002. Total deposits were $65.9 billion, including core deposits of $57.9 billion.

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                                      -4-

         This document contains forward-looking statements that involve significant risks and uncertainties, including changes in general economic and financial market conditions, unforeseen credit problems, management's ability to execute its business plans, and other factors as described in National City's periodic filings with the Securities and Exchange Commission. These filings are available at no cost on the Commission's Web site at www.sec.gov or from National City. Although management believes the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially.

         Mr. Daberko, along with Jeffrey D. Kelly, Chief Financial Officer, and Robert J. Ondercik, Chief Credit Officer, will host a conference call today at 11:00 a.m. (EDT) to discuss the first quarter earnings results and outlook. Interested parties may access the conference call by dialing 1-800-288-9626. The conference call and supplemental materials will also be accessible via the Company's Web site, www.nationalcity.com. The call will be open to the public with both media and individual investors invited to participate in a listen-only mode, with participants encouraged to call in approximately 15 minutes prior to the event.

         A replay of the conference call will be available today at 2:30 p.m.
(EDT), until midnight on April 21, 2003. The recording will be accessible at www.nationalcity.com and by telephone at 1-800-475-6701 (international 1-320-365-3844), passcode 664196.

         National City Corporation, headquartered in Cleveland, Ohio, is one of the nation's largest financial holding companies. The company operates through an extensive distribution network in Ohio, Michigan, Pennsylvania, Indiana, Kentucky, and Illinois and also serves customers in selected markets nationally. Its primary businesses include commercial and retail banking, consumer finance, asset management, mortgage financing and servicing, and payment processing.

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

                                   UNAUDITED
                           NATIONAL CITY CORPORATION
                       CONSOLIDATED FINANCIAL HIGHLIGHTS
                      (IN MILLIONS, EXCEPT PER SHARE DATA)


--------------------------------------------------------------------------------------------------------------------------------
                                                                   2003                               2002
                                                                ----------   ---------------------------------------------------
                                                                  1ST QTR      4TH QTR       3RD QTR       2ND QTR      1ST QTR
                                                                ----------   ---------------------------------------------------

EARNINGS
----------------------------------------------------------
Tax-equivalent interest income                                      $1,527       $1,540        $1,451        $1,444       $1,511
Interest expense                                                       426          459           472           473          506
                                                                ----------   ---------------------------------------------------
Tax-equivalent net interest income                                   1,101        1,081           979           971        1,005
Provision for loan losses                                              200          158           169           166          189
                                                                ----------   ---------------------------------------------------
Tax-equivalent NII after provision for loan losses                     901          923           810           805          816
Fees and other income                                                  866          691           620           729          691
Securities gains (losses), net                                           -          (17)            -            44           54
Noninterest expense                                                  1,009        1,011           870           974          875
                                                                ----------   ---------------------------------------------------
Income before taxes and tax-equivalent adjustment                      758          586           560           604          686
Income taxes                                                           254          198           178           204          232
Tax-equivalent adjustment                                                7            7             8             7            8
                                                                ----------   ---------------------------------------------------
Net income                                                            $497         $381          $374          $393         $446
                                                                ==========   ===================================================
Effective tax rate                                                    33.9%        34.2%         32.3%         34.2%        34.2%

PER COMMON SHARE
----------------------------------------------------------
Net income:
    Basic                                                             $.81         $.62          $.61          $.65         $.73
    Diluted                                                            .81          .62           .61           .63          .73
Dividends paid                                                        .305         .305          .305          .295         .295
Book value                                                           14.05        13.59         13.32         13.02        12.61
Market value (close)                                                 27.85        27.32         28.53         33.25        30.76
Average shares:
    Basic                                                            611.5        611.9         611.6         609.3        607.8
    Diluted                                                          615.6        616.0         617.9         616.8        614.0

PERFORMANCE RATIOS
----------------------------------------------------------
Return on average common equity                                      23.42%       18.00%        18.06%        19.98%       24.03%
Return on average total equity                                       23.42        18.00         18.06         19.98        24.03
Return on average assets                                              1.73         1.34          1.47          1.61         1.77
Net interest margin                                                   4.21         4.26          4.34          4.42         4.36
Efficiency ratio                                                     51.29        57.06         54.40         57.30        51.58

SFAS 142 PRO FORMA INFORMATION*
----------------------------------------------------------
Goodwill amortization:
     Pretax                                                              -            -             -             -            -
     After tax                                                           -            -             -             -            -
Noninterest expense - adjusted                                      $1,009       $1,011          $870          $974         $875
Net income - adjusted                                                  497          381           374           393          446
Diluted net income per common share - adjusted                         .81          .62           .61           .63          .73
Pro forma increase to diluted net income per common share                -            -             -             -            -

CREDIT QUALITY STATISTICS
----------------------------------------------------------
Net charge-offs                                                       $170         $140          $119          $136         $181
Provision for loan losses                                              200          158           169           166          189
Loan loss allowance                                                  1,128        1,098         1,080         1,030        1,000
Nonperforming assets                                                   822          817           852           793          716
Annualized net charge-offs to average portfolio loans                  .95%         .78%          .69%          .80%        1.08%
Loan loss allowance to period-end portfolio loans                     1.51         1.52          1.52          1.50         1.47
Loan loss allowance to nonperforming portfolio loans                162.01       156.42        144.44        146.42       153.84
Loan loss allowance (period-end) to annualized net charge-offs      163.10       198.04        227.03        190.26       135.90
Nonperforming assets to period-end portfolio loans and other
 nonperforming assets                                                 1.10         1.13          1.20          1.15         1.05


---------------------------------------------------------------------------------------------------------------------------------
                                                                                                    2001
                                                                    -------------------------------------------------------------
                                                                      4TH QTR          3RD QTR          2ND QTR          1ST QTR
                                                                    -------------------------------------------------------------

EARNINGS
----------------------------------------------------------
Tax-equivalent interest income                                          $1,523           $1,623           $1,634           $1,668
Interest expense                                                           570              718              799              889
                                                                    -------------------------------------------------------------
Tax-equivalent net interest income                                         953              905              835              779
Provision for loan losses                                                  209              160              153               83
                                                                    -------------------------------------------------------------
Tax-equivalent NII after provision for loan losses                         744              745              682              696
Fees and other income                                                      656              597              682              598
Securities gains (losses), net                                              19               21               17               88
Noninterest expense                                                        885              815              840              805
                                                                    -------------------------------------------------------------
Income before taxes and tax-equivalent adjustment                          534              548              541              577
Income taxes                                                               178              183              183              234
Tax-equivalent adjustment                                                    9                8                9                8
                                                                    -------------------------------------------------------------
Net income                                                                $347             $357             $349             $335
                                                                    =============================================================
Effective tax rate                                                        34.0%            33.9%            34.4%            41.1%

PER COMMON SHARE
----------------------------------------------------------
Net income:
    Basic                                                                 $.57             $.59             $.58             $.56
    Diluted                                                                .57              .58              .57              .55
Dividends paid                                                            .295             .295             .285             .285
Book value                                                               12.15            11.87            11.52            11.19
Market value (close)                                                     29.24            29.95            30.78            26.75
Average shares:
    Basic                                                                606.9            605.0            601.5            600.9
    Diluted                                                              613.0            613.8            610.8            610.1

PERFORMANCE RATIOS
----------------------------------------------------------
Return on average common equity                                          18.76%           19.95%           20.47%           20.52%
Return on average total equity                                           18.75            19.91            20.41            20.45
Return on average assets                                                  1.40             1.50             1.52             1.55
Net interest margin                                                       4.25             4.20             3.98             3.92
Efficiency ratio                                                         55.00            54.27            55.38            58.43

SFAS 142 PRO FORMA INFORMATION*
----------------------------------------------------------
Goodwill amortization:
     Pretax                                                                $17              $17              $16              $16
     After tax                                                              14               14               14               14
Noninterest expense - adjusted                                             869              798              824              789
Net income - adjusted                                                      361              371              363              349
Diluted net income per common share - adjusted                             .59              .60              .60              .57
Pro forma increase to diluted net income per common share                  .02              .02              .03              .02

CREDIT QUALITY STATISTICS
----------------------------------------------------------
Net charge-offs                                                           $147             $140              $93              $83
Provision for loan losses                                                  209              160              153               83
Loan loss allowance                                                        997            1,008              990              930
Nonperforming assets                                                       658              649              509              447
Annualized net charge-offs to average portfolio loans                      .85%             .81%             .55%             .51%
Loan loss allowance to period-end portfolio loans                         1.47             1.46             1.46             1.39
Loan loss allowance to nonperforming portfolio loans                    167.90           171.85           216.75           230.12
Loan loss allowance (period-end) to annualized net charge-offs          170.37           182.63           266.34           275.62
Nonperforming assets to period-end portfolio loans and other
nonperforming assets                                                       .97              .94              .75              .67


* On January 1, 2002, the Corporation adopted Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, which requires goodwill to no longer be ratably amortized into the income statement. This pro forma information is presented for comparative purposes only.

                                   UNAUDITED
                           NATIONAL CITY CORPORATION
                 CONSOLIDATED FINANCIAL HIGHLIGHTS (CONTINUED)
                                ($ IN MILLIONS)


------------------------------------------------------------------------------------------------------------------
                                                    2003                               2002
                                                  --------      --------------------------------------------------
                                                  1ST QTR       4TH QTR       3RD QTR       2ND QTR       1ST QTR
                                                  --------      --------------------------------------------------
CAPITAL AND LIQUIDITY RATIOS
---------------------------------------------
Tier 1 capital*                                       7.83%         7.60%         7.78%         7.92%         7.66%
Total risk-based capital*                            11.96         11.51         11.87         12.24         12.09
Leverage*                                             6.54          6.52          7.09          7.05          6.49
Period-end equity to assets                           7.31          7.03          7.46          8.02          7.67
Period-end tangible common equity to assets**         6.39          6.11          6.47          6.93          6.58
Average equity to assets                              7.39          7.44          8.13          8.05          7.37
Average equity to portfolio loans                    11.75         11.76         11.92         11.61         11.08
Average portfolio loans to deposits                 110.78        107.90        112.32        114.08        111.71
Average portfolio loans to core deposits            130.48        128.70        131.24        133.96        137.26
Average portfolio loans to earning assets            69.84         70.37         76.59         77.37         73.37
Average securities to earning assets                  7.92          9.36          9.26          9.86          9.54

AVERAGE BALANCES
---------------------------------------------
Assets                                            $116,433      $112,689      $101,107       $97,921      $102,108
Portfolio loans                                     73,183        71,291        68,945        67,930        67,929
Loans held for sale or securitization               22,524        19,676        11,851        10,343        15,015
Securities (at cost)                                 8,295         9,484         8,336         8,660         8,834
Earning assets                                     104,785       101,315        90,014        87,797        92,578
Core deposits                                       56,087        55,394        52,535        50,710        49,490
Purchased deposits and funding                      47,740        45,666        37,413        36,765        42,818
Common equity                                        8,600         8,386         8,218         7,885         7,528
Total equity                                         8,600         8,386         8,218         7,886         7,529

PERIOD-END BALANCES
---------------------------------------------
Assets                                            $117,494      $118,258      $109,346       $99,131      $100,078
Portfolio loans                                     74,933        72,134        71,032        68,674        68,089
Loans held for sale or securitization               21,740        24,738        15,886         9,827        12,296
Securities (at fair value)                           8,465         9,211        10,487         8,800         9,036
Core deposits                                       57,858        56,342        54,428        51,763        50,196
Purchased deposits and funding                      46,492        49,530        43,276        36,528        39,492
Common equity                                        8,587         8,308         8,157         7,947         7,672
Total equity                                         8,587         8,308         8,157         7,948         7,672

NON-GAAP FINANCIAL MEASURES***
---------------------------------------------
TAX-EQUIVALENT INTEREST INCOME****:
  GAAP interest income                              $1,520        $1,533        $1,443        $1,437        $1,503
  Pretax-equivalent adjustment                           7             7             8             7             8
                                                  --------      --------------------------------------------------
     TAX-EQUIVALENT INTEREST INCOME                 $1,527        $1,540        $1,451        $1,444        $1,511
                                                  ========      ==================================================


----------------------------------------------------------------------------------------------------
                                                                         2001
                                                  --------------------------------------------------
                                                  4TH QTR       3RD QTR       2ND QTR       1ST QTR
                                                  --------------------------------------------------
CAPITAL AND LIQUIDITY RATIOS
---------------------------------------------
Tier 1 capital*                                       6.99%         7.26%         7.06%         7.10%
Total risk-based capital*                            11.31         11.27         11.17         11.44
Leverage*                                             6.45          6.55          6.46          6.59
Period-end equity to assets                           6.98          7.49          7.39          7.44
Period-end tangible common equity to assets**         5.94          6.32          6.16          6.19
Average equity to assets                              7.45          7.53          7.47          7.59
Average equity to portfolio loans                    10.67         10.38         10.23         10.04
Average portfolio loans to deposits                 113.10        116.50        115.64        122.69
Average portfolio loans to core deposits            140.56        142.89        140.72        142.06
Average portfolio loans to earning assets            76.88         79.52         79.93         83.03
Average securities to earning assets                  9.31          9.61         10.44         11.90

AVERAGE BALANCES
---------------------------------------------
Assets                                             $98,428       $94,333       $91,936       $87,611
Portfolio loans                                     68,694        68,461        67,158        66,225
Loans held for sale or securitization               11,908         8,780         7,453         3,604
Securities (at cost)                                 8,322         8,276         8,768         9,491
Earning assets                                      89,348        86,097        84,021        79,762
Core deposits                                       48,870        47,912        47,725        46,617
Purchased deposits and funding                      40,207        37,859        36,043        33,030
Common equity                                        7,330         7,091         6,838         6,620
Total equity                                         7,333         7,106         6,868         6,650

PERIOD-END BALANCES
---------------------------------------------
Assets                                            $105,817       $96,180       $94,440       $90,818
Portfolio loans                                     68,041        69,279        68,004        66,673
Loans held for sale or securitization               16,831         8,769         8,413         5,883
Securities (at fair value)                           9,859         8,539         8,758         9,468
Core deposits                                       51,895        48,447        48,107        47,738
Purchased deposits and funding                      43,723        38,589        37,643        34,681
Common equity                                        7,381         7,195         6,950         6,724
Total equity                                         7,381         7,202         6,980         6,754

NON-GAAP FINANCIAL MEASURES***
---------------------------------------------
TAX-EQUIVALENT INTEREST INCOME****:
  GAAP interest income                              $1,514        $1,615        $1,625        $1,660
  Pretax-equivalent adjustment                           9             8             9             8
                                                  --------------------------------------------------
     TAX-EQUIVALENT INTEREST INCOME                 $1,523        $1,623        $1,634        $1,668
                                                  ==================================================


* First quarter 2003 regulatory capital ratios are based upon preliminary data

**      Excludes goodwill and other intangible assets

*** Represents disclosure pursuant to the United States Securities and Exchange Commission's Regulation G

**** The interest on certain loans and securities held by the Corporation is not taxable for Federal income tax purposes. In order to compare the tax-exempt yields on these assets to taxable yields, the interest earned on these assets is adjusted to a pretax-equivalent amount based on the marginal corporate Federal income tax rate of 35 percent.



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